Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Prospectus constituting part of Pre-Effective Amendment No. 4 to the Registration Statement on Form S-1 (File No. 333-193925) of our report dated February 28, 2014, related to the consolidated financial statements of RCS Capital Corporation and Subsidiaries which appears on page F-29 in such Prospectus. We also consent to the reference to our Firm under the caption “Experts” in such Prospectus.

/s/ WeiserMazars LLP

New York, New York

May 14, 2014